As filed with the Securities and Exchange Commission on June 9, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Nordson Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0590250

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
28601 Clemens Road, Westlake, Ohio, 44145
(Address of Principal Executive Offices, Including Zip Code)
Nordson Employees’ Savings Trust Plan
Nordson Hourly-Rated Employees’ Savings Trust Plan
(Full Title of the Plans)
Robert E. Veillette, Esq.
Vice President, General Counsel and Secretary
Nordson Corporation
28601 Clemens Road
Westlake, Ohio 44145
(440) 892-1580
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered*	registered	per share (2)	offering price (2)	registration fee
Common Shares, without par value (1)	1,000,000 shares	$64.45	$64,450,000	$4,596

*	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(1)	This registration statement is deemed to cover 1,000,000 of Nordson Corporation’s Common Shares, without par value (the “Common Shares”) offered or to be offered by Nordson Corporation under the Nordson Employees’ Savings Trust Plan and the Nordson Hourly-Rated Employees’ Savings Trust Plan (the “Plans”).

(2)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The fee with respect to the Common Shares registered on this registration statement is based on the average of the high and low sale prices on June 4, 2010 of the Common Shares as reported on the NASDAQ Global Select Market.

PART I
PART II
Item 3
Item 4
Item 5
Item 6
Item 7
Item 8
Item 9
SIGNATURES
EXHIBIT INDEX
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-23.1
EX-23.2
EX-24.1

Introductory Statement
     The 1,000,000 Common Shares registered on this registration statement on Form S-8 are allocated between the Plans as follows: 875,000 Common Shares to the Nordson Employees’ Savings Trust Plan and 125,000 Common Shares to the Nordson Hourly-Rated Employees’ Savings Trust Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees who participate in the Plans, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.
     The following documents, which are on file with the Commission, are incorporated herein by reference. All reports and other documents subsequently filed by Nordson Corporation (“Nordson”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents:
(a)	Nordson’s Annual Report on Form 10-K for the year ended October 31, 2009;

(b)	Nordson’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2010 and April 30, 2010;

(c)	Nordson Employees’ Savings Trust Plan’s Annual Report on Form 11-K for the year ended December 31, 2008;

(d)	Nordson Hourly-Rated Employees’ Savings Trust Plan’s Annual Report on Form 11-K for the year ended December 31, 2008;

(e)	Nordson’s Current Reports on Form 8-K filed with the Commission on December 11, 2009, December 21, 2009, February 3, 2010 and February 19, 2010; and

(f)	The description of the Common Shares, without par value, of Nordson set forth in Nordson’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating that description.
Item 4.	Description of Securities.

Not Applicable.
Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

2

Item 6.	Indemnification of Directors and Officers.
     Article V of Nordson’s Regulations provides that Nordson will, to the full extent authorized or permitted by the Ohio General Corporation Law, indemnify any person made or threatened to be made a party to a suit or proceeding by reason of the fact that he is or was a director, officer, or employee of Nordson.
     Ohio Revised Code Section 1701.13 permits indemnification of any present or former director or officer of Nordson against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person by reason of the fact that such person was a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Nordson, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Nordson and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of Nordson, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of Nordson, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to Nordson, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     Nordson maintains liability insurance for all of its directors and officers (“D&O insurance”). This D&O insurance also insures Nordson against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts. Nordson also has entered into Indemnity Agreements with each of its directors and officers (the full text of the form of which has been filed as an exhibit to Nordson’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007) that (a) provide directors and officers with the indemnification to which they are now entitled notwithstanding any repeal or amendment of Article V of Nordson’s Regulations; (b) obligate Nordson to use its best efforts to maintain D&O insurance no less favorable than its current D&O insurance; (c) assure the directors and officers of indemnification directly from Nordson that would be essentially coextensive with that provided by Nordson’s current D&O insurance, should that insurance become unavailable or less comprehensive in the future; and (d) provide further assurance to the directors and officers that their expenses will be reimbursed as they are incurred.
Item 7.	Exemption from Registration Claimed.

Not applicable.
Item 8.	Exhibits.
     The Exhibits to this registration statement are listed in the Exhibit Index and are incorporated herein by reference.
     Nordson hereby undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plans under Section 401 of the Internal Revenue Code.
Item 9.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

3

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on the 9th day of June, 2010.

NORDSON CORPORATION
By:	/s/ Robert E. Veillette
Robert E. Veillette
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title
Michael F. Hilton*	Director, President and Chief Executive Officer
(principal executive officer)

Gregory A. Thaxton	Vice President, Chief Financial Officer
(principal financial officer)
(principal accounting officer)

Lee C. Banks*	Director

Randolph W. Carson*	Director

Stephen R. Hardis*	Director

David W. Ignat*	Director

Joseph P. Keithley*	Chairman of the Board

William P. Madar*	Director

Michael J. Merriman, Jr.*	Director

Mary G. Puma*	Director

Victor L. Richey, Jr.*	Director

William L. Robinson*	Director

Benedict P. Rosen*	Director

*By:	/s/ Robert E. Veillette Robert E. Veillette Attorney-In-Fact
April 27, 2010

Pursuant to the requirements of the Securities Act, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on the 9th day of June, 2010.

NORDSON EMPLOYEES’ SAVINGS TRUST PLAN
By:	NORDSON CORPORATION, the Plan Administrator

By:	/s/ Gregory A. Thaxton
Gregory A. Thaxton
Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on the 9th day of June, 2010.

NORDSON HOURLY-RATED EMPLOYEES’ SAVINGS TRUST PLAN
By:	NORDSON CORPORATION, the Plan Administrator

By:	/s/ Gregory A. Thaxton
Gregory A. Thaxton
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	1989 Amended Articles of Incorporation (incorporated herein by reference to Exhibit 3-a to Nordson’s Annual Report on Form 10-K for the year ended October 30, 2005).

4.2	1998 Amended Regulations (incorporated herein by reference to Exhibit 3-b to Nordson’s Annual Report on Form 10-K for the year ended October 31, 2004).

4.3	Nordson Employees’ Savings Trust Plan.

4.4	First Amendment to Nordson Employees’ Savings Trust Plan.

4.5	Second Amendment to Nordson Employees’ Savings Trust Plan.

4.6	Third Amendment to Nordson Employees’ Savings Trust Plan.

4.7	Nordson Hourly-Rated Employees’ Savings Trust Plan.

4.8	First Amendment to Nordson Hourly-Rated Employees’ Savings Trust Plan.

4.9	Second Amendment to Nordson Hourly-Rated Employees’ Savings Trust Plan.

4.10	Third Amendment to Nordson Hourly-Rated Employees’ Savings Trust Plan.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney.